EXHIBIT 10.95




                              EMPLOYMENT AGREEMENT


                  AGREEMENT made as of the 12th day of August, 1996 by and between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), and REYNOLD JENNINGS (the "Employee").

                              W I T N E S S E T H :

                  WHEREAS, the Employee has heretofore been employed by the Company and the Company wishes to continue to retain the services of the Employee, and the Employee wishes to continue to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  1.       Employment.

                  1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in
Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                  1.2 The term of the Employee's employment under this Agreement (the "term of this Agreement") shall commence on the date hereof and shall terminate on December 31, 1999, unless sooner terminated in accordance with this Agreement.

                  2.       Position; Duties.

                  2.1 During the term of this Agreement, the Employee shall serve in the position of Executive Vice President of the Company and President of the Behavioral Hospital Division of the Company. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to such positions, as shall be assigned to him from time to time by the President and Chief Operating Officer of the Company. The Employee shall report directly to the President and Chief Operating Officer of the Company. The Employee shall devote his complete and undivided attention to the performance of his duties and responsibilities hereunder during the normal working hours of executive employees of the Company.




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                  2.2 The Employee  covenants and agrees that during the term of this Agreement he will not render professional services of any type for, to or on behalf of any other individual, firm or corporation (other than an educational or charitable entity) and will not engage, directly or indirectly, in any activity competitive with the Company's business, whether alone or as a partner, officer, director, employee, agent, consultant, shareholder, trustee, fiduciary or other representative of any other individual, firm or corporation, without the express prior written consent of the Company.

                  2.3 The Employee agrees to relocate from New Orleans, Louisiana to Atlanta, Georgia as soon as possible in connection with the establishment of a regional operations office for the Behavioral Hospital Division of the Company in Atlanta.

                  3.       Salary; Bonus; Stock Options.

                  3.1 (a) During the term of this Agreement, in consideration of the performance by the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of $275,000 per annum, payable in accordance with the standard payroll practices of the Company.

                       (b) The base salary set forth in Section 3.1(a) above shall be adjusted annually (but not decreased) on each anniversary date of this Agreement by multiplying such base salary by a fraction, the numerator of which shall be the Consumer Price Index for the July preceding the month in which such adjustment is to be made, and the denominator of which shall be the Consumer Price Index for the previous July. For purposes hereof, "Consumer Price Index" shall mean the "Consumer Price Index for all Urban Consumers, Urban Wage Earners and Clerical Workers-U.S. City Average (1982-84=100)" issued monthly by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto appropriately adjusted. The Employee shall be entitled to such additional increases in base salary as shall be awarded from time to time by the Board of Directors of the Company in its sole discretion.

                  3.2 (a) In addition to the base salary provided for in Section 3.1, the Company shall pay to the Employee with respect to each fiscal year of the Company (or portion thereof in the case of the fiscal years of the Company in which the Employee's employment with the Company shall begin and shall terminate) during the term of this Agreement, subject to the provisions of
Section  3.2(c)  hereof,  a bonus in an amount  equal to two percent (2%) of any

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                                                                               3

increase in "operating income" (as hereinafter defined) for such fiscal year (or for such portion thereof) over the corresponding operating income for the preceding fiscal year (or for such corresponding portion thereof).

                       (b) For purposes of this Section 3.2, "operating income" shall mean income from operations (calculated in accordance with generally accepted accounting principles), but excluding (i) income from any operations over which the Employee has no administrative control; (ii) the amount of the bonus determined in accordance with this Section 3.2; and (iii) any material accounting adjustments relating to the period prior to June 30, 1993. The foregoing shall be calculated on a "same store" basis.

                       (c) In the event of the termination of the employment of the Employee pursuant to Section 6.3 (Due Cause) or Section 6.5 (Termination by Employee) of this Agreement, the Employee shall not be entitled to a bonus for the fiscal year of the Company in which such termination takes place. The Employee shall not be entitled to a bonus for any fiscal year of the Company subsequent to the fiscal year in which the termination of his employment takes place.

                       (d) In addition to the bonus provided for in Section 3.2(a), the Company shall each year during the term of this Agreement pay the Employee an additional bonus in such amount as shall be determined by the Board of Directors of the Company, which bonus may be based in part on additional activities of the Employee.

                  3.3 The Employee, or the Employee's estate, shall have the right, upon written notice from the Employee, or the Employee's estate, delivered to the Company at any time on or after the Effective Date (as hereinafter defined) and until January 15, 2000 to surrender to the Company for cancellation all or any of the options to purchase 124,830 shares of the common stock of the Company ("Common Stock"), granted to the Employee on November 9, 1993, and, upon such surrender, the Company shall pay to the Employee in cash an amount equal to the product of (x) $3.20436 multiplied by (y) the number of shares of Common Stock underlying the options so surrendered (subject to applicable Federal, state and local withholding). The reference in this paragraph to "$3.20436" shall be appropriately adjusted for any stock split, stock dividend or similar event affecting the Common Stock occurring after the date hereof and on or prior to the date of surrender. As used herein, the term "Effective Date" shall mean October 31, 1996.

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                  4. Expense  Reimbursement.  During the term of this Agreement, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his
duties  hereunder,   upon  the  presentation  of  proper  accounts  therefor  in accordance with the Company's policies and annual budget parameters.

                  5. Benefits.

                  5.1 Benefit Plans. During the term of this Agreement, the Employee will be eligible to participate in all employee benefit plans and programs of the Company, including, without limitation, group life insurance, disability, 401(k), group hospitalization, surgical and major medical insurance plans of the Company, in accordance with the provisions of such plans and programs as in effect from time to time.

                  5.2 Vacation and Sick Days. The Employee shall be entitled to four weeks' paid vacation and to paid sick days, all in accordance with Company policies in effect from time to time for its executive employees.

                  5.3 Relocation Allowance. In connection with the establishment of a regional operations office for the Behavioral Hospital Division of the Company in Atlanta, Georgia, the Company shall pay or reimburse the Employee for reasonable moving expenses, up to $60,000, incurred by the Employee in moving from New Orleans, Louisiana to Atlanta, Georgia (including costs of temporary housing, realtor fees and equity shortfalls on the sale of the Employee's current home and closing costs (exclusive of loan discount points) on the purchase of the Employee's new home, as approved by the President and Chief Operating Officer of the Company), subject to the presentation of proper accounts therefor in accordance with the Company's policies.

                  5.4 Automobile. During the term of this Agreement, the Company shall provide the Employee with an automobile and the Company shall pay or reimburse the Employee for the costs associated with insuring, operating and maintaining such automobile, consistent with past practice.

                  5.5 Split Dollar Life Insurance. In addition to any other insurance which may now or hereafter be provided by the Company on the life of the Employee under any group contract or otherwise, the Company shall, during the term of this Agreement and thereafter as herein provided, pay premiums of up to $50,000 per year (up to $150,000 in the aggregate over the three-year period beginning with the date of the first premium payment under the Employment

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                                                                               5

Agreement between the Employee and the Company dated October 2, 1993 the "1993 Employment Agreement") for a split-dollar life insurance policy on the life of the Employee. Premiums shall be payable by the Company at a rate not greater than $25,000 semi-annually. Such policy shall be owned by the Employee or by a trust for the benefit of the Employee or members of the immediate family of the Employee. The aggregate amount of premiums paid by the Company shall constitute indebtedness of the Employee to the Company (i) to be forgiven and treated as a bonus on (x) the fifth anniversary of the date that the Employee began employment with the Company (the "Commencement Date"), if the Employee is
employed by the Company on such fifth anniversary, or (y) the date of termination of employment of the Employee pursuant to Section 6.2 (Disability) prior to the fifth anniversary of the Commencement Date, (ii) to be repaid by the Employee if the employment of the Employee shall be terminated by the Company pursuant to Section 6.3 (Due Cause) of this Agreement or by the Employee other than pursuant to Section 6.2 (Disability) or 6.6 (Change in Control) of this Agreement, if such termination occurs prior to the fifth anniversary of the Commencement Date, on the date of termination of his employment with the Company, and (iii) to be secured by the death benefit or cash value of such policy as hereinafter set forth. The Employee or the trust, as the case may be, will execute and deliver to the Company a collateral assignment of the policy on a form approved by the insurance company issuing such policy. The Company will be entitled to satisfy the indebtedness owed to it when and to the extent that the policy is surrendered or the proceeds thereof are paid at death and the Company shall release the collateral assignment pro tanto upon such satisfaction.

                  In the event of termination of employment of the Employee pursuant to Section 6.4 (Other Termination) or Section 6.6 (Change in Control) of this Agreement, notwithstanding any provision of Section 6 of this Agreement to the contrary, the Company shall continue to pay the premiums referred to above, at the semiannual rate referred to above, until there shall have been paid an aggregate of $150,000 in premiums subsequent to the Commencement Date.

                  The Employee agrees that (i) in the event of his death prior to the fifth anniversary of the Commencement Date, the portion of such death benefit equal to the aggregate amount of premiums paid by the Company prior to his death shall be paid to the Company; (ii) neither the Company, the Employee nor the trust shall terminate or surrender the policy or any part thereof or withdraw from or be loaned any part of the cash value of such policy prior to

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                                                                               6

the Company's receipt of payment of the aggregate amount of premiums paid by the Company for such policy; (iii) neither the Employee nor the trust shall transfer legal or beneficial ownership of the policy or use the policy as security for any loan; and (iv) he shall, to the extent possible, take such action as is necessary to cause: (a) the terms of the policy to satisfy the requirements of this Section 5.5, (b) the issuer of the policy to pay the amounts in the manner described above, and (c) the trust to satisfy and be bound by the provisions of this Section 5.5.

                  The Company and the Employee shall enter into a Split Dollar Agreement embodying the foregoing terms and other standard terms and conditions.

                  6. Termination of Employment.

                  6.1 Death. In the event of the death of the Employee during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Employee (a) the base salary provided for in Section 3 accrued to the date of death and not theretofore paid to the Employee and (b) any bonus payable pursuant to Section 3.2. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 3.3, 5.5 and 6.7.

                  6.2 Disability. If, during the term of this Agreement, the Employee shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be unable to perform his normal duties hereunder for a cumulative period of three (3) months in any period of six (6) consecutive months, the employment of the Employee hereunder may be terminated by the Company or the Employee. In the event of such termination, the Company shall (a) pay to the Employee any bonus payable pursuant to Section 3.2 and (b) continue to pay to the Employee the base salary provided for in Section 3 until the first to occur of (i) the expiration of a period of six months from the date of such termination, (ii) the commencement of payment of benefits to the Employee under any disability plan or policy maintained by the Company or (iii) the death of the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 3.3, 5.5, 6.7, 7, 8, 9 and 10.

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                  6.3 Due Cause. The employment of the Employee hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee (a) the base salary provided for in Section 3 accrued to the date of such termination and not theretofore paid to the Employee and (b) any bonus payable pursuant to Section 3.2(d). Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (a) the Employee's material breach, by willful action or inaction, of any of the material provisions of this Agreement, or (b) the Employee's conviction in a court of law of any felony, or of any crime or offense concerning money or property of the Company. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 3.3, 5.5, 6.7, 7, 8, 9 and 10.

                  6.4 Other Termination by the Company. The Company may terminate the Employee's employment at any time for whatever reason it deems appropriate or without reason. In the event of such termination, the Company shall (a) pay to the Employee any bonus payable pursuant to Section 3.2 and (b) continue to pay the base salary provided for in Section 3 (at the annual rate then in effect) until December 31, 1999 or the death of the Employee, whichever first occurs. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 3.3, 5.5, 6.7, 7, 8, 9 and 10.

                  6.5 Termination by the Employee. The Employee may terminate his employment with the Company during the term of this Agreement upon six (6) months' prior written notice to the Company. In the event of such termination, the Company shall pay to the Employee (a) the base salary provided for in
Section 3 accrued to the date of termination and not theretofore paid to the Employee and (b) any bonus payable pursuant to Section 3.2(d). Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 3.3, 5.5, 7, 8, 9 and 10.

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                                                                               8

                  6.6 Change in Control. If, within a period of six (6) months following a change in control of the Company, the employment of the Employee hereunder is terminated for any reason whatsoever, whether by the Employee or by the Company, the Company shall pay to the Employee (a) any bonus payable to the Employee pursuant to Section 3 and any amounts payable pursuant to Section 4 or 5 and (b) severance pay in an amount equal to (x) the greater of twelve (12) months base salary or the base salary that would have been payable to the Employee from the date of termination to December 31, 1999, if such termination is by the Company, or (y) twelve (12) months' base salary if such termination is by the Employee (in the case of both (x) and (y) at the highest annual rate in effect during the one-year period ending on the date of termination of employment). Such severance payment shall be made to the Employee in a cash lump sum on the date of termination of employment. For purposes of this Agreement, a change in control of the Company shall be deemed to have occurred if:

                  (A) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

                  (B) Continuing Directors (as hereinafter defined) shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

                  (C) all or substantially all of the business of the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise.

                  For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election was voted for by Ramsay Holdings HSA Limited ("RHHL") or by a Continuing Director with the acquiescence of RHHL. A Director shall not be considered a Continuing Director for purposes of this Agreement if

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his  election  was  voted  for by RHHL,  or by a  Continuing  Director  with the acquiescence of RHHL, (i) pursuant to an agreement with, or at the direction, request or suggestion of, any individual, firm or corporation in connection with the purchase or other acquisition or receipt by such individual, firm or corporation of all or any shares of capital stock of the Company or (ii) in anticipation of the sale or other disposition by RHHL of all or any of its shares of capital stock of the Company.

                  6.7 Stock Options. In the event of termination of the Employee's employment with the Company: (i) pursuant to Section 6.4 (Other Termination) or 6.6 (Change in Control) of this Agreement, the Company shall cause each stock option heretofore granted by the Company to the Employee to become fully exercisable (and to remain exercisable until December 31, 1999 or for the maximum period permitted by the plan or agreement pursuant to which such option was granted) unless such action, in the opinion of counsel to the Company, would violate, or adversely affect the status of such option or the plan (if any) pursuant to which such option was granted under, Rule 16b-3 under
Section 16 of the Securities  Exchange Act of 1934; and (ii) pursuant to Section
6.1 (Death), 6.2 (Disability), 6.4 (Other Termination) or 6.6 (Change in Control) of this Agreement, the Company shall cause each stock option heretofore granted by the Company to the Employee to become exercisable without regard to the requirement that the closing price for the Common Stock as quoted on the NASDAQ National Market System shall have equalled or exceeded $7.00 per share on at least twenty (20) trading days subsequent to November 10, 1995.

                  7. Confidential Information.

                  7.1 The Employee shall, during the term of this Agreement and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee, are the exclusive property of the Company and the Employee agrees to return such material to the Company promptly upon the termination of the Employee's employment with the Company.

                  7.2 For the purposes hereof, the term "confidential material" shall mean all information acquired by the Employee in the course of the

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Employee's  employment  with the  Company in any way  concerning  the  products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation, all information concerning trade secrets and the products or projects of the Company and/or any improvements therein, all sales and financial information concerning the Company, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which is furnished to the Employee by the Company or any of its agents or customers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Employee, (b) was available to the Employee on a non-confidential basis prior to his employment with the Company or (c) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its agents or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

                  8. Interference With the Company.

                  8.1 The Employee acknowledges that the services to be rendered by him to the Company are of a special and unique character. The Employee agrees that, in consideration of his employment hereunder, the Employee will not (a) for a period of one year commencing on the date of termination of his employment with the Company, (i) solicit or endeavor to solicit patient referrals, either on his own account or for any person, firm, corporation or other organization, from (x) any person, including any physician, clinical psychologist, social worker or consultant to the Company, who, during the period of the Employee's employment with the Company, made patient referrals to the Company, or (y) any employee of the Company, or (ii) solicit or entice or endeavor to solicit or entice away from the Company any person who was a director, officer, employee or consultant of the Company, either on his own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Employee agrees not to employ, directly or indirectly, any person who was a director, officer or employee of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of the

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                                                                              11

Company or the business reputation or good name of the Company or be otherwise detrimental to the interests of the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company.

                  8.2 The Employee and the Company agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

                  9. Inventions. Any and all inventions, innovations or improvements ("inventions") made, developed or created by the Employee (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any inventions made, developed or created by him as aforesaid. The Employee shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Employee or to vest in the Company title to such inventions as against the Employee. The expense of securing any such patent or copyright shall be borne by the Company.

                  10. Equitable Relief. In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have. For purposes of Sections 7, 8, 9 and 10 of this Agreement, the term "Company" shall be deemed to include the subsidiaries and affiliates of the Company.

                  11. Successors and Assigns.

                  11.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

                  11.2 Assignment by the Employee. The Employee may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Employee (in the event of his incompetency) or the Employee's estate.

                  12. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such State. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction.

Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

                  13. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto, including without limitation the 1993 Employment Agreement, the amendment to the Employment Agreement dated May 26, 1994 and the letter agreement between the Employee and the Company dated June 3, 1994.

                  14. Amendment; Modification; Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by a duly authorized representative of the Company other than the Employee. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                  15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in
Section 10, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award may include an award of attorneys' fees and costs.

                  16. Notices. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

                  If to the Company:

                           Ramsay Health Care, Inc.
                           One Poydras Plaza
                           639 Loyola Avenue, Suite 1400
                           New Orleans, Louisiana  70113
                           Attention:  President

                  If to the Employee:

                           Mr. Reynold Jennings
                           c/o Ramsay Health Care, Inc.
                           One Poydras Plaza
                           639 Loyola Avenue, Suite 1400
                           New Orleans, Louisiana  70113

                  17. Severability. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  18. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

                  19. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  20. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     RAMSAY HEALTH CARE, INC.


                                                     By





                                                         Reynold Jennings